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Exhibit 5.1

[LETTERHEAD OF HAYNES AND BOONE LLP]

December 13, 2007

Cano Petroleum, Inc.
801 Cherry St., Suite 3200
Fort Worth, TX 76102

Re:
Cano Petroleum, Inc. Shelf Registration Statement, filed on Form S-3, of Debt Securities, Guarantees, Common Stock, Preferred Stock and Warrants with an aggregate offering price not to exceed $150,000,000

Ladies and Gentlemen:

        We have acted as special counsel to Cano Petroleum, Inc., a Delaware corporation (the "Company"), and Square One Energy, Inc., a Texas corporation ("Square One"), Ladder Companies, Inc., a Delaware corporation ("Ladder"), WO Energy, Inc., a Texas corporation ("WO"), Cano Petro of New Mexico, Inc., a Texas corporation ("Cano Petro"), W.O. Operating Company, Ltd., a Texas limited partnership ("Operating"), W.O. Production Company, Ltd., a Texas limited partnership ("Production"), and Pantwist, LLC, a Texas limited liability company ("Pantwist, and collectively with Square One, Ladder, WO, Cano Petro, Operating and Production, the "Co-Registrants") with respect to certain legal matters in connection with the registration by the Company and the Co-Registrants, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), certain of which may be convertible or exchangeable into Common Stock (as defined below) or Preferred Stock (as defined below), (ii) guarantees of the Debt Securities (the "Guarantees") by one or more of the Co-Registrants, (iii) shares of common stock of the Company (the "Common Stock"), (iv) shares of preferred stock of the Company (the "Preferred Stock"), which may be convertible or exchangeable into shares of Common Stock or exchangeable for Debt Securities; and (v) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities or other securities (the "Warrants," and together with the Debt Securities, the Guarantees, the Common Stock and the Preferred Stock, the "Securities").

        The aggregate public offering price of the Securities to be offered and sold by the Company, pursuant to a registration statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $150,000,000. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a "Prospectus Supplement") contained in the Registration Statement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) the organizational documents of the Co-Registrants; (iii) the Registration Statement and all exhibits thereto; (iv) the minutes and records of the corporate proceedings of the Company and the Co-Registrants with respect to the filing of the Registration Statement; (v) the specimen Common Stock certificate; (vi) the forms of senior debt indenture and subordinated debt indenture (the "Indentures") filed as exhibits to the Registration Statement; and (vii) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

        In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

        As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and/or the Co-Registrants contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company and/or the Co-Registrants.

        In connection with this opinion, we have assumed that (i) the Company and Ladder will continue to be incorporated and in existence and good standing under the General Corporation Law of the State of Delaware (the "DGCL"); (ii) Square One, WO, Cano Petro and Pantwist will continue to be organized and in existence and good standing under the laws of the State of Texas; (iii) Operating and Production will continued to be organized and in existence under the laws of the State of Texas; (iv) the Registration Statement and any amendments thereto (including post-effective amendments) and any and all Prospectus Supplement(s) will have become effective; (v) a Prospectus Supplement(s) will have been prepared and filed with the Securities and Exchange Commission (the "Commission") properly describing the Securities offered thereby; (vi) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; (vii) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ix) any securities issuable upon conversion, exchange, redemption or exercise of any Securities will be duly and validly authorized and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (x) any applicable Indenture and Indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms; (xi) in connection with the sale of Warrants, any required warrant agreement will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (xii) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, created and available for issuance; and (xiii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and/or the Co-Registrants and the other parties thereto and will be enforceable obligations of the parties thereto.

        Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

          1.     When (a) the Warrants have been duly executed and delivered (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), and issued and sold in the form and in the manner contemplated in the Registration Statement and the related Prospectus Supplement(s); (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement and the related Prospectus Supplement(s), and (c) the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company.

          2.     Upon (a) due adoption by the Board of Directors (or a committee thereof) of the Company of a resolution to duly establish a series of Preferred Stock in accordance with the terms of the Certificate of Incorporation and applicable law, (b) filing by the Company of a certificate of designations with the Secretary of State of the State of Delaware in accordance with and as required by applicable law, (c) due adoption by the Board of Directors (or a committee thereof) of the Company of a resolution duly authorizing the issuance and delivery of Preferred Stock in form and content as required by applicable law, (d) due execution and delivery of an enforceable underwriting agreement by the parties thereto, and (e) issuance and delivery of, and payment for, such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (ii) upon the exercise of Warrants exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

          3.     Upon adoption by the Board of Directors (or a committee thereof) of the Company of a resolution in form and content as required by applicable law approving the issuance and the terms of the offering and sale of shares of Common Stock and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

          4.     When (a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors (or a committee thereof) of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and Indenture supplement (if any) and as contemplated by the Registration Statement and the related Prospectus Supplement(s); (b) the applicable Indenture and Indenture supplement (if any) relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (c) the trustee under the senior debt Indenture and Indenture supplement (if any) or the subordinated debt Indenture and Indenture supplement (if any), as applicable, is qualified to act as trustee under such senior debt Indenture or Indenture supplement (if any) or subordinated debt Indenture or Indenture supplement (if any), as applicable; (d) the applicable Indenture and Indenture supplement (if any) have been duly executed and delivered by the Company, any applicable Co-Registrant and the trustee thereunder becoming enforceable obligations of the parties thereto; (e) any shares of Common Stock and/or Preferred Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (f) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), such Debt Securities will constitute valid and legally binding obligations of the Company.

          5.     When (a) the applicable Indenture and Indenture supplement (if any) have been duly executed and delivered by the Company, the applicable Co-Registrant and the trustee thereunder becoming enforceable obligations of the parties thereto; (b) the directors, general partners and/or the managers of the applicable Co-Registrant have duly authorized a resolution authorizing the execution, delivery and performance of the Guarantees; (c) the Guarantees have been duly established including, without limitation, due adoption by the directors, general partners and/or the managers of the applicable Co-Registrant of a resolution duly authorizing the issuance and delivery of the Guarantees in form and content as required by applicable law; and (d) such Guarantees have been duly executed and delivered on behalf of the applicable Co- Registrant in accordance with the provisions of the applicable Indenture and Indenture supplement and in accordance with any governing agreement, the Guarantees will constitute valid and legally binding obligations of the applicable Co-Registrant.

        The opinions set forth above are subject to the following qualifications and exceptions:

          (a)   The above opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)   The above opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c)   In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the resolutions of the Company and the Co-Registrants referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, (iii) all third party consents required in connection with the sale of the Securities will have been received by the Company or the Co-Registrant; (iv) the Registration Statement will have been declared effective by the Commission and will continue to be effective, (v) none of the particular terms of a series of Securities will violate any applicable law and (vi) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

        The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the DGCL and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution; (ii) the laws of the State of New York; and (iii) the laws of the State of Texas.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP

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  Exhibit 5.1